Exhibit 10.5
AMENDMENT TO THE
ENSCO INTERNATIONAL INCORPORATED
2000 STOCK OPTION PLAN
WHEREAS, the ENSCO International Incorporated 2000 Stock Option Plan (formerly known as the Chiles Offshore Inc. 2000 Stock Option Plan) was adopted by the board of directors of Chiles Offshore Inc. and approved by its stockholders as of June 22, 2000 and became effective on September 22, 2000; and
WHEREAS, the Plan was subsequently amended by Amendment Nos. 1 and 2; and
WHEREAS, due to the merger of ENSCO International Incorporated (“Ensco Delaware”) and Chiles Offshore Inc., the Plan was renamed the ENSCO International Incorporated 2000 Stock Option Plan (which as currently amended is referred to herein as the “Plan”); and
WHEREAS, the stockholders of Ensco Delaware approved and adopted at the Special Meeting of Stockholders on December 22, 2009 the “Agreement and Plan of Merger and Reorganization” (the “Merger Agreement”), by and between Ensco Delaware and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of Ensco Delaware, pursuant to which Ensco Mergeco merged with and into Ensco Delaware (the “2009 Merger”), with Ensco Delaware surviving the 2009 Merger as a wholly-owned subsidiary of Ensco Cayman which is a wholly-owned subsidiary of Ensco International plc (the “Company”);
WHEREAS, pursuant to the Merger Agreement, each outstanding share of common stock of Ensco Delaware will be converted into the right to receive an American depositary share, evidenced by an American depositary receipt, which represents a Class A ordinary share in the Company, and Ensco Delaware shall assign to the Company, and shall cause the Company to adopt and assume, certain of Ensco Delaware’s equity incentive, compensation and other plans that provide or provided for rights to receive or purchase shares of common stock of Ensco Delaware, including the Plan; and
WHEREAS, the board of directors of Ensco Delaware has approved this Amendment to the Plan, effective as of December 23, 2009 (or, if different, the effective date of the 2009 Merger), to reflect the provisions of the Merger Agreement and the effect of the 2009 Merger on the Plan;
NOW, THEREFORE, pursuant to the unanimous written consent of the board of directors of Ensco Delaware executed on December 22, 2009, the Plan is amended effective on the date indicated above as follows:
1)	Section I is amended to replace the reference to

“ENSCO International Incorporated”

with

“Ensco International plc, a public limited company incorporated under the laws of England and Wales, or any successor thereto.” All subsequent references in the Plan to Company shall be to Ensco International plc, unless the context otherwise requires, and all provisions of the Plan shall be consistently interpreted and applied.

2)	Section I is further amended to replace the reference to

“shares of the Company’s common stock, par value $.01 per share”

with

“American depositary shares which represent Class A ordinary shares in the Company, nominal value U.S.$0.10 per share, and evidenced by one or more American depositary receipts” or “ADSs”). All references in the Plan to shares of common stock, stock and/or shares of Ensco Delaware shall be read and considered to be references to ADSs, unless the context otherwise requires, and all references (specific or otherwise) to “stockholders of the Company” shall be read and considered to be references to holders of ADSs, unless the context otherwise requires, and all provisions of the Plan shall be consistently interpreted and applied.

3)	Section II is amended to provide that the authority exercised by the Committee in connection with the Plan is subject to any applicable provisions of the U.K. Companies Act 2006.

4)	Section XII is amended to add the following sentences to the end of the section:

The stockholders of ENSCO International Incorporated approved and adopted at the Special Meeting of Stockholders on December 22, 2009 the “Agreement and Plan of Merger and Reorganization,” by and between ENSCO International Incorporated and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of ENSCO International Incorporated, pursuant to which Ensco Mergeco merged with and into ENSCO International Incorporated (the “2009 Merger”), with ENSCO International Incorporated surviving the 2009 Merger as a wholly-owned subsidiary of Ensco Cayman which is a wholly-owned subsidiary of the Company (the “2009 Reorganization”). The 2009 Reorganization shall not constitute a Change in Control of ENSCO International Incorporated.
ENSCO INTERNATIONAL INCORPORATED

/s/ Cary A. Moomjian, Jr.
By: Cary A. Moomjian, Jr.
Its: Vice President, General Counsel and Secretary